PROPERTY CO-TENANCY
                       OWNERSHIP AGREEMENT
          (Arby's/Mrs. Winners Restaurant - Smyrna, GA)


THIS CO-TENANCY AGREEMENT,

Made and entered into as of the 9th day of October, 1997, by and between Nick DeVito, Inc., (hereinafter called "DeVito"), and AEI Net Lease Income & Growth Fund XX Limited Partnership (hereinafter called "Fund XX") (DeVito, Fund XX (and any other Owner in Fee where the context so indicates) being hereinafter sometimes collectively called "Co-Tenants" and referred to in the neuter gender).

WITNESSETH:

WHEREAS, Fund XX presently owns an undivided 1.1177% interest in and to, and DeVito presently owns an undivided 11.0405% interest in and to and Richard and Marjory Abbott presently own an undivided 14.5269% interest in and to, and The Russel C. and Dixie Mayer Trust presently owns an undivided 12.3188% interest in and to, and Anton Kuster presently owns an undivided 13.4236% interest in and to, and the Mark A. Benson Living Trust presently owns an undivided 15.8515% interest in and to and the John J. Zeller Living Trust presently owns an undivided 19.4022% interest in and to, and Margaret E. Brust Irrevocable Trust presently owns an undivided 12.3188% interest (also referred to herein as Co-Tenant) in and to, the land, situated in the City of Smyrna, County of Cobb, and State of Georgia, (legally described upon Exhibit A attached hereto and hereby made a part hereof) and in and to the improvements located thereon (hereinafter called "Premises");

WHEREAS, The parties hereto wish to provide for the orderly operation and management of the Premises and DeVito's interest by Fund XX; the continued leasing of space within the Premises; for the distribution of income from and the pro-rata sharing in expenses of the Premises.

NOW THEREFORE, in consideration of the purchase by DeVito of an undivided interest in and to the Premises, for at least One Dollar ($1.00) and other good and valuable consideration by the parties hereto to one another in hand paid, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto, as follows:

1.    The  operation  and  management of the  Premises  shall  be delegated to Fund XX, or its designated agent, successors or assigns. Provided, however, if Fund XX shall sell all of its interest in the Premises, the duties and obligations of Fund XX respecting management of the Premises as set forth herein, including but not limited to paragraphs 2, 3, and 4 hereof, shall be exercised by the holder or holders of a majority undivided co-tenancy interest in the Premises. Except as hereinafter expressly provided to the contrary, each of the parties hereto agrees to be bound by the decisions of Fund XX with respect to all administrative, operational and management matters of the property comprising the Premises, including but not limited to the management of the net lease agreement for the Premises. The parties hereto hereby designate Fund XX as their sole and exclusive agent to deal with any property agent or tenant and to monitor, execute and enforce the terms of leases of space within the Premises, including but not limited to any amendments, consents to assignment, sublet, releases or modifications to leases or guarantees of lease or easements affecting the Premises, on behalf of DeVito. Only Fund XX may obligate DeVito with respect to any expense for the Premises.



Co-Tenant Initial: /s/ V.D.F.
Co-Tenancy Agreement for Arby's/Mrs. Winners - Smyrna, GA




As further set forth in paragraph 2 hereof, Fund XX agrees to require any Tenant of the Premises to name DeVito as an insured or additional insured in all insurance policies provided for, or contemplated by, any lease on the Premises. Fund XX shall use its best efforts to obtain endorsements adding Co-Tenants to said policies from Tenant within 30 days of commencement of this agreement. In any event, Fund XX shall distribute any insurance proceeds it may receive, to the extent consistent with any lease on the Premises, to the Co-Tenants in proportion to their respective ownership of the Premises.

2. Income, expenses and any net proceeds from a sale of the Premises shall be allocated among the Co-Tenants in proportion to their respective share(s) of ownership. Shares of net income shall be pro-rated for any partial calendar years included within the term of this Agreement. Fund XX may offset against, pay to itself and deduct from any payment due to DeVito under this Agreement, and may pay to itself the amount of DeVito's share of any legitimate expenses of the Premises which are not paid by DeVito to Fund XX or its assigns, within ten (10) days after demand by Fund XX. In the event there is insufficient operating income from which to deduct DeVito's unpaid share of operating expenses, Fund XX may pursue any and all legal remedies for collection.

Operating Expenses shall include all normal operating expense, including but not limited to: maintenance, utilities, supplies, labor, management, advertising and promotional expenses, salaries and wages of rental and management personnel, leasing commissions to third parties, a monthly accrual to pay insurance premiums, real estate taxes, installments of special assessments and for structural repairs and replacements, management fees, legal fees and accounting fees, but excluding all operating expenses paid by Tenant under terms of any lease agreement of the Premises.

DeVito has no requirement to, but has nonetheless, elected to retain, and agrees to annually reimburse, Fund XX in the amount of $565 for the expenses, direct and indirect, incurred by Fund XX in providing monthly accounting and distributions of DeVito's share of net income and for tracking, reporting and assessing the calculation of DeVito's share of operating expenses incurred from the Premises. This invoice amount shall be pro-rated for partial years and DeVito authorizes Fund XX to deduct such amount from DeVito's share of revenue from the Premises. DeVito may terminate this agreement respecting accounting and distributions in this paragraph at any time and seek to collect its share of rental stream directly from the tenant; however enforcement of all provisions of the lease remains the sole right of Fund XX pursuant to section 1 hereof. Fund XX may terminate its obligation under this paragraph upon 30 days notice to DeVito prior to the end of each anniversary hereof, unless agreed in writing to the contrary.

3. Full, accurate and complete books of account shall be kept in accordance with generally accepted accounting principles at Fund XX's principal office, and each Co-Tenant shall have access to such books and may inspect and copy any part thereof during normal business hours. Within ninety (90) days after the end of each calendar year during the term hereof, Fund XX shall prepare an accurate income statement for the ownership of the Premises for said calendar year and shall furnish copies of the same to all Co-Tenants. Quarterly, as its share, DeVito shall be entitled to receive 11.0405% of all items of income and expense generated by the Premises. Upon receipt of said accounting, if the payments received by each Co-Tenant pursuant to this Paragraph 3 do not equal, in the aggregate, the amounts which each are entitled to receive with respect to said calendar year pursuant to Paragraph 2 hereof, an appropriate adjustment shall be made so that each Co-Tenant receives the amount to which it is entitled.

4. If Net Income from the Premises is less than $0.00 (i.e., the Premises operates at a loss), or if capital improvements, repairs, and/or replacements, for which adequate reserves do not exist, need to be made to the Premises, the Co-Tenants, upon receipt of a written request therefor from Fund XX, shall,



Co-Tenant Initial: /s/ V.D.F.
Co-Tenancy Agreement for Arby's/Mrs. Winners - Smyrna, GA





within fifteen (15) business days after receipt of notice, make payment to Fund XX sufficient to pay said net operating losses and to provide necessary operating capital for the premises and to pay for said capital improvements, repairs and/or replacements, all in proportion to their undivided interests in and to the Premises.

5. Co-Tenants may, at any time, sell, finance, or otherwise create a lien upon their interest in the Premises but only upon their interest and not upon any part of the interest held, or owned, by any other Co-Tenant. All Co-Tenants reserve the right to escrow proceeds from a sale of their interests in the Premises to obtain tax deferral by the purchase of replacement property.

6. If any Co-Tenant shall be in default with respect to any of its obligations hereunder, and if said default is not corrected within thirty (30) days after receipt by said defaulting Co-Tenant of written notice of said default, or within a reasonable period if said default does not consist solely of a failure to pay money, the remaining Co-Tenant(s) may resort to any available remedy to cure said default at law, in equity, or by statute, or set forth herein.

7. This property management agreement shall continue in full force and effect and shall bind and inure to the benefit of the Co-Tenant and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns until May 31, 2024 or upon the sale of the entire fee simple interest in the Premises in accordance with the terms hereof and proper disbursement of the proceeds thereof, whichever shall first occur. Unless specifically identified as a personal contract right or obligation herein, this agreement shall run with any interest in the Property and with the title thereto. Once any person, party or entity has ceased to have an interest in fee in any portion of the Entire Property, it shall not be bound by, subject to or benefit from the terms hereof; but its heirs, executors, administrators, personal representatives, successors or assigns, as the case may be, shall be substituted for it hereunder.

8. Any notice or election required or permitted to be given or served by any party hereto to, or upon any other, shall be deemed given or served in accordance with the provisions of this Agreement, if said notice or elections addressed as follows;

If to Fund XX:

AEI Net Lease Income & Growth Fund XX Limited Partnership
1300 Minnesota World Trade Center
30 E. Seventh Street
St. Paul, Minnesota  55101

If to Brust:

Margaret E. Brust, Trustee
772 N. Craven St.
Monmouth, OR  97361

If to Zeller:

John J. Zeller, Trustee
522 U.S. Highway 89
Vaughn, MT  59487

If to Benson:

Mark A. Benson, Trustee
745 Bowhill Rd.
Hillsborough, CA  94010



Co-Tenant Initial: /s/ V.D.F.
Co-Tenancy Agreement for Arby's/Mrs. Winners - Smyrna, GA





If to Kuster:

Anton Kuster, Jr.
4214 Danbury
Amarillo, TX  79109

If to Mayer:

Russell C. Mayer, Trustee
Dixie R. Mayer, Trustee
4919 Laurette Street
Torrance, CA  90503

If to Abbott:

Richard Abbott
Marjory Abbott
524 Roslyn Ave.
East Williston, NY  11596

If to DeVito:

Vito DeVito Francesco
P.O. Box 591
Ontario, CA  91762

Each mailed notice or election shall be deemed to have been given to, or served upon, the party to which addressed on the date the same is deposited in the United States certified mail, return receipt requested, postage prepaid, or given to a nationally recognized courier service guaranteeing overnight delivery as properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder, in the manner above specified, at least ten (10) days prior to the effective date of said change.

9. This Agreement shall not create any partnership or joint venture among or between the Co-Tenants or any of them, and the only relationship among and between the Co-Tenants hereunder shall be that of owners of the premises as tenants in common subject to the terms hereof.

10. The unenforceability or invalidity of any provision or provisions of this Agreement as to any person or circumstances shall not render that provision, nor any other provision hereof, unenforceable or invalid as to any other person or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

11. In the event any litigation arises between the parties hereto relating to this Agreement, or any of the provisions hereof, the party prevailing in such action shall be entitled to receive from the losing party, in addition to all other relief, remedies and damages to which it is otherwise entitled, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with said litigation.





Co-Tenant Initial: /s/ V.D.F.
Co-Tenancy Agreement for Arby's/Mrs. Winners - Smyrna, GA


IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed and delivered, as of the day and year first above written.

DeVito     Nick DeVito, Inc.

          By:/s/ Vito DeVito Francesco,
                 Vito DeVito Francesco, Secretary/Treasurer

Witness    By: /s/ Sharon Rose    Sharon Rose

Witness    By: /s/ Warren Stewart    Warren Stewart


STATE OF                                  )
                              ) ss
COUNTY OF                             )

The  foregoing instrument was acknowledged  before  me,  a
Notary  Public in and for the County and State  aforesaid,
this          day  of______________,1997,  by____________,
Notary Public.





Fund XX  AEI Net Lease Income & Growth Fund XX Limited Partnership

         By: AEI Fund Management XX, Inc., its corporate general partner

         By: /s/ Robert P Johnson
                 Robert P. Johnson, President

Witness  By: /s/ Dawn E Campbell

Witness  By: /s/ Jennifer Seck

State of Minnesota )
                                   ) ss.
County of Ramsey  )

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 9th day of October, 1997, Robert P. Johnson, President of AEI Fund Management XX, Inc., corporate general partner of AEI Net Lease Income & Growth Fund XX Limited Partnership, who executed the foregoing instrument in said capacity and on behalf of the corporation in its capacity as corporate general partner, on behalf of said limited partnership.

                              /s/ Brian K Schulz
                                   Notary Public

[notary seal]





Co-Tenant Initial:
Co-Tenancy Agreement for Arby's/Mrs. Winners - Smyrna, GA






                               EXHIBIT "A"



     ALL  THAT  TRACT or parcel of land lying and being  in  Land
     Lots 688, 689,752 and 753 of the 17th District, 2nd Section of Cobb County, Georgia, containing 1.071 acres, same being more particularly described as follows:

     TO FIND THE TRUE POINT OF BEGINNING, begin at the point of intersection of the westerly Right-of-Way Line of South Cobb Drive (Two-hundred (200') foot Right-of-Way) and of the southerly Right-of-Way Line of Kenwood Road (Fifty(50') foot Right-of-Way); thence traveling along the westerly Right-of-Way Line of said South Cobb Drive South 11 degrees 59 minutes 32 seconds east a distance of 36.03 feet to a point on said Right-of-Way Line; thence continuing along said Right-of-Way Line south 09 degrees 19 minutes 41 seconds east a distance of 166.01 feet to a point on said Right-of-Way Line; thence continuing along said Right-of-Way Line along a curve to the left an arc distance of 18.12 feet (said arc being subtended by a chord bearing south 11 degrees 12 minutes 11 seconds east a chord distance of 18.12 feet and having a radius of 2,964.79 feet) to an iron pin set on said Right-of-Way Line and at the southeast corner of property now or formally owned by Wendy's International, Inc., which iron pin set is the TRUE POINT OR BEGINNING; FROM THE TRUE POINT OF BEGINNING as thus established continuing along said Right-of-Way Line along a curve to the left an arc distance of 161.96 feet (said arc being subtended by a chord bearing south 12 degrees 56 minutes 36 seconds east a chord distance of 161.94 feet and having a radius of 2,964.79 feet) to an iron pin set on said Right-of-Way Line and at the northeast corner of the property now or formerly owned by Checkers Restaurant; thence leaving said Right-of-Way Line and traveling along the northwesterly line of said Checkers property south 71 degrees 15 minutes 52 seconds west a distance of 221.74 feet to an iron pin set; thence traveling north 18 degrees 44 minutes 08 seconds west a distance of 131.18 feet to an iron pin set at the southwest corner of said Wendy's property; thence traveling along the southeasterly line of said Wendy's property south 82 degrees 28 minutes 25 seconds east a distance of 200.76 feet to an iron pin set, and the TRUE POINT OF BEGINNING.

     ALL AS SHOWN on that certain survey for RTM Georgia, Inc., prepared by Federer-Ruppert & Associates, bearing the seal of James W. Woolley, Georgia Registered Land Surveyor Number 1478, dated January 17, 1994, last revised May 10, 1994.


     TOGETHER WITH all rights with respect to the above property reserved in Limited Warranty Deed from Wilson Financial Corporation, a Florida Corporation to Wendy's International, Inc. an Ohio Corporation, dated December 26, 1989, filed for record December 28, 1989 at 2:01 p.m., recorded in Deed Book 5590, Page 288, Records of Cobb County, Georgia.

     TOGETHER WITH all rights with respect to the above property reserved in that certain Limited Warranty Deed from American Founders Life Insurance Company, a Texas corporation to Robert G. Brown, dated June 8, 1992, filed for record June 9, 1992 at 10:21 a.m., recorded in Deed Book 6682, Page 118, aforesaid Records.

     TOGETHER WITH all rights with respect to the above property set forth in Easement Grant by and between Wilson Financial Corporation, a Florida corporation and Wendy's International,.Inc., an Ohio corporation, dated December 26, 1989 at 2:01 p.m., recorded in Deed Book 5590, Page 291, aforesaid Records; as amended b that certain Amendment to easement Grant, dated June 30, 1993, filed for record July 1, 1993 at 2:15 p.m., recorded in Deed Book 7448, Page 421, aforesaid Records.

     TOGETHER WITH all rights with respect to the above property set forth in Easement Agreement by and between American Founders Life Insurance Company, a Texas corporation and Robert G. Brown, dated June 8, 1992, filed for record June 9, 1992 at 10:21 a.m., recorded in Deed Book 6682, Page 123, aforesaid Records; as amended by that certain Amendment to Easement Agreement, dated June 30. 1993, filed for record July 1, 1993 at 2:15 p.m., recorded in Deed book 7448, Page 433, aforesaid Records.

     TOGETHER WITH all rights granted in that certain Sign Easement by and between American Founders Life Insurance Company, a Texas corporation and RTM Georgia, Inc., dated June 30, 1993, filed for record July 1, 1993 at 2:15 p.m., recorded in Deed Book 7448, Page 467, aforesaid Records.

     TOGETHER  WITH  all  rights  granted  in  that  certain  New
     Driveway Easement Grant by and between American Founders Life Insurance Company and RTM Georgia, Inc., dated June
     30,1 993, filed for record July 1, 1993 at 2:15 p.m., recorded in Deed Book 7448, Page 450, aforesaid Records.